united states
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34942 (Commission File Number)	77-0557980 (I.R.S. Employer Identification No.)

2953 Bunker Hill Lane, Suite 300 Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 217 -7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IPHI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities

As previously disclosed, on May 20, 2020, Inphi Corporation (the “Company”) entered into separate and privately-negotiated agreements with certain holders of the Company’s outstanding 1.125% Convertible Senior Notes due 2020 (the “2020 Notes”) and 0.75% Convertible Senior Notes due 2021 (the “2021 Notes”). Pursuant to the transactions contemplated by these agreements (the “Initial Exchange Transactions”), the Company has agreed to exchange cash and shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for approximately $63.5 million in aggregate principal amount of the 2020 Notes and approximately $171.4 million in aggregate principal amount of the 2021 Notes (together, the “Initial Exchanged Notes”).

On May 21, 2020, the Company entered into additional separate and privately-negotiated agreements with certain holders of the Company’s outstanding 2020 Notes and 2021 Notes. Pursuant to the transactions contemplated by these agreements (the “Additional Exchange Transactions,” and together with the Initial Exchange Transactions, the “Exchange Transactions”), the Company has agreed to exchange cash and shares of Common Stock for approximately $13.1 million in aggregate principal amount of the 2020 Notes and approximately $51.7 million in aggregate principal amount of the 2021 Notes (together, the “Additional Exchanged Notes,” and together with the Initial Exchanged Notes, the “Exchanged Notes”).

Upon the closing of the Exchange Transactions, the Company expects that it will pay an aggregate of approximately $302.9 million in cash, including for premium and interest, and issue approximately 3.2 million shares of Common Stock for the Exchanged Notes. The foregoing estimates are based on a price of $109.37 per share of Common Stock, which was the reference price used in the Exchange Transactions. The actual amounts of cash and shares of Common Stock to be issued are subject to adjustment during averaging periods beginning on May 21, 2020, in the case of the Initial Exchange Transactions, and May 22, 2020, in the case of the Additional Exchange Transactions, and could vary substantially depending on changes in the trading price of the Common Stock during the respective averaging periods.

The Company expects the closings of the Exchange Transactions to occur on June 1, 2020. Immediately following the closings of the Exchange Transactions, approximately $53.9 million in aggregate principal amount of the 2020 Notes and approximately $64.4 million in aggregate principal amount of the 2021 Notes will remain outstanding.

The Company will issue the shares of Common Stock to holders of the Exchanged Notes in the Exchange Transactions in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the estimated amounts of cash and shares of Common Stock to be paid or delivered, as applicable, in the Exchange Transactions, the Company’s ability to complete the Exchange Transactions, the closing date of the Exchange Transactions and the amount of notes to be outstanding immediately following the Exchange Transactions. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks related to volatility in the trading prices of the Common Stock over the averaging period for the Exchange Transactions, whether the Company and the holders of the Exchanged Notes will be able to satisfy the conditions required to close the Exchange Transactions, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. All forward-looking statements in this Current Report are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2020

INPHI CORPORATION

By:	/s/ John Edmunds
John Edmunds Chief Financial Officer and Chief Accounting Officer